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                                                                  EXHIBIT 23(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-57577) of Borden, Inc. and Affiliates of our reports dated February 16, 1995, except as to paragraph 1 of Note 1, the second sentence of paragraph 2 and paragraph 3 of
Note 11, which are as of March 15, 1995, appearing on page 66 of this Form 10-K of this Form 10-K. We have not audited the combined financial statements of Borden, Inc. and Affiliates for any period subsequent to December 31, 1994.


PRICE WATERHOUSE LLP
Columbus, Ohio
March 17, 1997

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